UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DiamondRock Hospitality Company

(Exact name of registrant as specified in its charter)

Maryland	20-1180098
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, Suite 1400
Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
8.250% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-226674

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered

DiamondRock Hospitality Company (the “Company”) hereby incorporates by reference herein the description of its 8.250% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), to be registered hereunder, set forth under the heading “Description of the Series A Preferred Stock” in the Company’s prospectus supplement, dated August 20, 2020, to the prospectus, dated August 8, 2018 (the “Prospectus”), constituting part of the Registration Statement on Form S-3 (File No. 333-226674) of the Company, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), the related information under the heading “Description of Preferred Stock” in the Prospectus, and any description included in a form of prospectus supplement subsequently filed by the Company under Rule 424(b) under the Securities Act. The Series A Preferred Stock is expected to be listed on the New York Stock Exchange.

Item 2. Exhibits

Exhibit	Description
3.1	Articles of Amendment and Restatement of the Articles of Incorporation of DiamondRock Hospitality Company (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission on March 1, 2005 (File no. 333-123065))
3.2	Amendment to the Articles of Amendment and Restatement of the Articles of Incorporation of DiamondRock Hospitality Company (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2007)
3.3	Amendment to the Articles of Amendment and Restatement of the Articles of Incorporation of DiamondRock Hospitality Company (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 9, 2012)
3.4	Articles Supplementary Prohibiting DiamondRock Hospitality Company From Electing to be Subject to Section 3-803 of the Maryland General Corporation Law Absent Stockholder Approval (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 26, 2014)
3.5	Amendment to the Articles of Amendment and Restatement of the Articles of Incorporation of DiamondRock Hospitality Company (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2016)
3.6	Articles of Amendment to the Articles of Amendment and Restatement of the Articles of Incorporation of DiamondRock Hospitality Company (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2019)
3.7*	Articles Supplementary Designating DiamondRock Hospitality Company’s 8.250% Series A Cumulative Redeemable Preferred Stock
3.8	Fourth Amended and Restated Bylaws of DiamondRock Hospitality Company (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2016)
3.9	First Amendment to the Fourth Amended and Restated Bylaws of DiamondRock Hospitality Company (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 7, 2017)
4.1*	Form of Specimen Certificate for DiamondRock Hospitality Company’s 8.250% Series A Cumulative Redeemable Preferred Stock

* Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DiamondRock Hospitality Company

	By:	/s/ Jeffrey J. Donnelly
Name: Jeffrey J. Donnelly
Date: August 28, 2020		Title: Executive Vice President & Chief Financial Officer